Exhibit 99.6


                  Statement Regarding Consolidated Income
                     from Continuing Operations for the
                    Nine Months Ended September 30, 1995


          The Company previously reported in Item 2 to its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1995 that consolidated income from continuing operations for the nine months ended September 30, 1995 improved $20 million reflecting a $113 million improvement at Union Pacific Railroad Company, partially offset by certain other items. Such improvement at Union Pacific Railroad Company should have been reported as $93 million rather than $113 million; this correction does not affect the reported $20 million improvement in consolidated income from continuing operations or any other reported result.